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                                                                      Exhibit 23

Accountant's Consent



The Board of Directors
SAGA SYSTEMS, Inc.


We consent to incorporation by reference in the registration statement of SAGA SYSTEMS, Inc. on Form S-8 (Nos. 333-44687 and 333-49221) of our report dated February 1, 2000, with respect to the consolidated balance sheets of SAGA SYSTEMS, Inc. and subsidiaries (Successor) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, cash flows, and the related schedule for the years ended December 31, 1999 and 1998 and the period from April 1, 1997 to December 31, 1997 (Successor periods), and the consolidated statements of operations, stockholders' equity and cash flows of SAGA SYSTEMS, Inc. and subsidiaries (a wholly owned subsidiary of Software AG, a German software company) (Predecessor) from January 1, 1997 to March 31, 1997, which report appears in the December 31, 1999, annual report on Form 10-K of SAGA SYSTEMS, Inc.





                                                                        KPMG LLP

Washington, D.C.
March 29, 2000